Exhibit 5.1

ATTORNEYS AT LAW 100 North Tampa Street, Suite 2700 Tampa, FL 33602-5810 P.O. Box 3391 Tampa, FL 33601-3391 813.229.2300 TEL 813.221.4210 FAX www.foley.com

December 15, 2014

Rock Creek Pharmaceuticals, Inc.

2040 Whitfield Avenue, Suite 300

Sarasota, Florida 34243

Ladies and Gentlemen:

We have acted as counsel for Rock Creek Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the potential issuance and sale by the Company from time to time of up to $50,000,000 in aggregate amount of any of the following: (i) shares of the Company’s common stock, $0.0001 par value (the “Common Stock”); (ii) shares of the Company’s preferred stock, $0.0001 par value (the “Preferred Stock”); (iii) warrants (the “Warrants”) to purchase Preferred Stock, Common Stock or other securities of the Company; (iv) contracts (the “Stock Purchase Contracts”) that obligate holders to purchase from the Company, and the Company to sell to these holders, shares of Common Stock or other securities of the Company at a future date; and (v) stock purchase units (the “Stock Purchase Units”) consisting of a Stock Purchase Contract and either Preferred Stock, Warrants or other securities of the Company or debt obligations of third parties that are pledged to secure the holder’s obligations to purchase the Common Stock or other securities of the Company under Stock Purchase Contracts (the Common Stock, the Preferred Stock, the Warrants, the Stock Purchase Contracts and the Stock Purchase Units are referred to herein as the “Securities”). The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus and/or other offering material (each, a “Prospectus Supplement”).

As counsel to the Company, we have examined the following: (i) the Registration Statement, including the Prospectus, and the exhibits (including those incorporated by reference), each constituting a part of the Registration Statement; (ii) the Company’s Tenth Amended and Restated Certificate of Incorporation and By-laws, each as amended to date; (iii) certain resolutions of the Board of Directors of the Company relating to the registration of the Securities; and (iv) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion. With your consent, we have also relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

Boston Brussels CHICAGO Detroit	JACKSONVILLE LOS ANGELES MADISON MIAMI	MILWAUKEE NEW YORK ORLANDO SACRAMENTO	SAN DIEGO SAN DIEGO/DEL MAR SAN FRANCISCO SHANGHAI	SILICON VALLEY TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

December 15, 2014

We are opining herein as to the General Corporation Law of the State of Delaware and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws; (ii) a Prospectus Supplement, if required, will have been prepared and filed with the SEC describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (v) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (vi) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s Tenth Amended and Restated Certificate of Incorporation, as amended, and not otherwise reserved for issuance; and (vii) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

Based upon and subject to the foregoing, we are of the opinion that:

1.          All requisite action necessary to make any shares of Common Stock validly issued, fully paid and nonassessable will have been taken when:

a.           The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have adopted appropriate resolutions to authorize the issuance and sale of the Common Stock; and

b.           Such shares of Common Stock shall have been issued and sold for the consideration, in an amount not less than the par value thereof, contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

2.          All requisite action necessary to make any shares of Preferred Stock validly issued, fully paid and nonassessable will have been taken when:

a.           The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have adopted appropriate resolutions to establish the powers, designations, preferences, and relative, participating, optional or other rights, if any, the qualifications, limitations or restrictions, if any, and the other terms of such shares as set forth in or contemplated by the Registration Statement, the exhibits thereto and any Prospectus Supplement relating to the Preferred Stock, and to authorize the issuance and sale of such shares of Preferred Stock;

December 15, 2014

b.           A Certificate of Designations with respect to the powers, designations, preferences, and relative, participating, optional or other rights, if any, the qualifications, limitations or restrictions, if any, and the other terms of such shares shall have been filed with the Secretary of State of the State of Delaware in the form and manner required by law; and

c.           Such shares of Preferred Stock shall have been issued and sold for the consideration, in an amount not less than the par value thereof, contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

3.          All requisite action necessary to make any Warrants valid, legal and binding obligations of the Company will have been taken when:

a.           The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have taken action to approve and establish the terms and form of the Warrants and the documents, including any warrant agreements, evidencing and used in connection with the issuance and sale of the Warrants, and to authorize the issuance and sale of such Warrants;

b.           The terms of such Warrants and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c.           Any such warrant agreements shall have been duly executed and delivered;

d.           Such Warrants shall have been duly executed and delivered in accordance with the terms and provisions of the applicable warrant agreement; and

e.           Such Warrants shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

4.          All requisite action necessary to make any Stock Purchase Contracts and Stock Purchase Units valid, legal and binding obligations of the Company will have been taken when:

December 15, 2014

a.           The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have taken action to approve and establish the terms of the Stock Purchase Contracts and the documents evidencing and used in connection with the issuance and sale of the Stock Purchase Units, and to authorize the issuance and sale of such Stock Purchase Contracts and Stock Purchase Units;

b.           The terms of such Stock Purchase Contracts and Stock Purchase Units and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c.           Such Stock Purchase Contracts and Stock Purchase Units shall have been duly executed and delivered in accordance with their respective terms and provisions; and

d.           Such Stock Purchase Contracts and Stock Purchase Units shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) the creation, validity, attachment, perfection, or priority of any lien or security interest, (f) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (g) waivers of broadly or vaguely stated rights, (h) provisions for exclusivity, election or cumulation of rights or remedies, (i) provisions authorizing or validating conclusive or discretionary determinations, (j) grants of setoff rights, (k) proxies, powers and trusts, (l) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (m) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (n) the severability, if invalid, of provisions to the foregoing effect.

December 15, 2014

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP